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EXHIBIT 10.11
                      EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT is dated as of the 1st day of August, 1997, between Photran Corporation, a Minnesota corporation ("Company"), and Paul T. Fink, a Minnesota resident ("Executive").

                             R E C I T A L S

         A. Executive is presently employed by the Company in the capacity of President and Chief Executive Officer.

         B. Executive possesses certain unique skills, talents, contacts, judgment and knowledge of the Company's businesses, strategies, ethics and objectives.

         C. In order to provide for continuity in the executive management of the Company, which continuity is deemed to be vital to the continued growth and success of the Company, and in order that the Company may continue to avail itself of the unique skills, talents, contacts, judgment and knowledge of Executive, the Company desires to ensure the retention of Executive in the employ of the Company.

         D. Executive desires to be assured of a secure tenure with the Company, duties and responsibilities commensurate with Executive's education, experience and background, and salary, bonus, incentive compensation and other benefits and perquisites at levels that reflect Executive's anticipated future contributions to the Company.

         In consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the Company and Executive agree as follows:


ARTICLE I.  DEFINITIONS

         Capitalized terms used in this Agreement shall have their defined meaning throughout the Agreement. The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

         1.1 "AGREEMENT" means this Executive Employment Agreement, as from time to time amended.

         1.2 "BASE SALARY" means the total annual cash compensation payable on a regular periodic basis, without regard to voluntary or mandatory deferrals, as set forth at paragraph 3.1 of this Agreement.

         1.3 "BENEFICIARY" means the person or persons designated in writing to the Company by Executive to receive benefits payable after Executive's death pursuant to paragraph 3.7 or 3.8 of this Agreement. In the absence of such designation or in the event that all of the persons so designated predecease Executive, Beneficiary means the executor, administrator or personal representative of Executive's estate.

         1.4      "BOARD" means the Board of Directors of the Company.

         1.5 "CAUSE" has the meaning set forth at paragraph 4.2 of this Agreement.

         1.6      "CHANGE IN CONTROL" shall mean any of the following events:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, the acquisition of Voting Securities in a "Non-Control Acquisition" (as hereinafter defined) shall not cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company, (ii) the Company, or (iii) any Person in connection with a Non-Control Transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more


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         than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors (the "Incumbent Board") cease for any reason to constitute a majority thereof; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

                  (c) Approval by stockholders of the Company if required, or if not required the approval by the Board, of:

                           (i)      a merger,  consolidation,  or
                  reorganization involving the Company, unless such merger, consolidation, or reorganization is a Non-Control Transaction;

                           (ii) a complete liquidation or dissolution of the Company; or

                           (iii)    an agreement for the sale or other
                  disposition of all or substantially all of the assets of the Company to any Person.

         1.7 "CONFIDENTIAL INFORMATION" means information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products. Confidential Information also includes, without limitation, information concerning research, development, purchasing, accounting, marketing, selling and services. All information that Executive has a reasonable basis to consider confidential is Confidential Information, whether or not originated by Executive and without regard to the manner in which Executive obtains access to this and any other proprietary information.

         1.8 "DATE OF TERMINATION" has the meaning set forth at paragraph 4.6(b) of this Agreement.

         1.9 "DISABILITY" means the unwillingness or inability of Executive to perform Executive's duties under this Agreement because of incapacity due to physical or mental illness, bodily injury or disease for a period of six (6) months.

         1.10 "GOOD REASON" has the meaning set forth at paragraph 4.3 of this Agreement.

         1.11 "INVENTIONS" means ideas, improvements and discoveries, whether or not such are patentable or copyrightable, and whether or not in writing or reduced to practice.

         1.12 "NOTICE OF TERMINATION" has the meaning set forth at paragraph 4.6(a) of this Agreement.

         1.13 "PLAN" means any bonus or incentive compensation agreement, plan, program, policy or arrangement sponsored, maintained or contributed to by the Company, to which the Company is a party or under which employees of the Company are covered, including, without limitation, any stock option, restricted stock or any other equity-based compensation plan, annual or long-term incentive (bonus) plan, and any employee benefit plan, such as a thrift, pension, profit sharing, deferred compensation, medical, dental, disability, accident, life insurance, automobile allowance, perquisite, fringe benefit, vacation, sick or parental leave, severance or relocation plan or policy or any other agreement, plan, program, policy or arrangement intended to benefit employees or executive officers of the Company.

         1.14 "SUCCESSOR" has the meaning set forth at paragraph 7.2 of this Agreement.

         1.15 "WORKS OF AUTHORSHIP" means writings, drawings, software, semiconductor mask works, and any other works of authorship, whether or not such are copyrightable.


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ARTICLE II.  EMPLOYMENT, DUTIES AND TERM

         2.1 EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Executive, and Executive accepts such employment, as President and Chief Executive Officer of the Company. Except as expressly provided herein, termination of this Agreement by either party or by mutual agreement of the parties shall also terminate Executive's employment by the Company.

         2.2 DUTIES. During the term of this Agreement, and excluding any periods of vacation, sick, disability or other leave to which Executive is entitled, Executive agrees to devote reasonable attention and time to the business and affairs of the Company and to perform such duties as determined from time to time by mutual agreement among Executive and the Board of Directors of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder and under the Company's By-Laws, as amended from time to time, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement, it shall not be a violation of this Agreement for Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and manage personal investments, so long as such activities do not significantly interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date of this Agreement shall not thereafter be deemed to interfere with the performance of Executive's responsibilities to the Company. Executive shall comply with the Company's policies and procedures; provided, that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

         2.3 CERTAIN PROPRIETARY INFORMATION. If Executive possesses any proprietary information of another person or entity as a result of prior employment or relationship, Executive shall honor any legal obligation that Executive has with that person or entity with respect to such proprietary information.

         2.4 TERM. Subject to the provisions of Article IV, the term of employment of Executive under this Agreement shall continue until December 31, 1999.

         Commencing January 1, 2000 and each January 1 thereafter, the term of Executive's employment hereunder shall be automatically extended for one (1) additional year unless on or before the October 31 immediately preceding any such January 1 either party gives written notice to the other of the cessation of further extensions, in which case no further automatic extensions shall occur.

         2.5 RETURN OF PROPRIETARY PROPERTY. Executive agrees that all property in Executive's possession belonging to Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards, automobiles and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if Executive authored, created or assisted in authoring or creating, such property. Executive shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

ARTICLE III.  COMPENSATION, BENEFITS AND EXPENSES

         3.1 BASE SALARY. Subject to paragraph 4.7(a), during the term of Executive's employment under this Agreement and for as long thereafter as required pursuant to Article IV, the Company shall pay Executive a Base Salary at an annual rate that is not less than One Hundred Thousand and 00/100 Dollars ($100,000.00) or such higher annual rate as may from time to time be approved by the Board, such Base Salary to be paid in substantially equal regular periodic payments in accordance with the Company's regular payroll practices. If Executive's Base Salary is increased from time to time during the term of Executive's employment under this Agreement, the increased amount shall become the Base Salary for the remainder of the term and any extensions of Executive's term of employment under this Agreement and for as long thereafter as required pursuant to Article IV, subject to any subsequent increases. The Board of Directors of the Company shall review Executive's Base Salary and all other compensation provided for by this Agreement on a periodic basis (not longer than one year) and shall make such increases or pay such bonuses as it determines to be appropriate in its sole discretion.


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         3.2      OTHER COMPENSATION AND BENEFITS. During the term of
Executive's employment under this Agreement and for as long thereafter as required pursuant to Article IV, the Company shall continue in full force and effect all Plans in which Executive is participating as of the date of this Agreement or in which Executive becomes entitled to participate after the date of this Agreement (or Plans providing Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect as of the date of this Agreement or the date as of which Executive first becomes entitled to participate in such Plan, as the case may be, and shall not take or omit to take any action that would adversely affect Executive's continued participation in any such Plans on at least as favorable a basis to Executive as is the case on the date of this Agreement or the date as of which Executive first becomes entitled to participate in such Plan, as the case may be, or which would materially reduce Executive's benefits in the future under any such Plans or deprive Executive of any material benefit enjoyed by Executive as of the date of this Agreement or the date as of which Executive first becomes entitled to participate in such Plan, as the case may be. Executive shall be entitled to participate in or receive benefits under any Plan made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such Plans. Nothing paid to Executive under any Plan presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary, bonuses, incentives or compensation of any other nature otherwise payable to Executive. The Company shall also procure, for the benefit of Executive and his beneficiaries, a term life insurance policy with a death benefit in the amount of $250,000, which policy shall be maintained in full force and effect during the term of this Agreement.

         3.3 VACATION. For the 1997 calendar year and each subsequent calendar year that begins during the term of Executive's employment under this Agreement and for each calendar year thereafter as required pursuant to
Article IV of this Agreement, Executive shall be entitled to fifteen (15) paid vacation days. The time or times at which such vacation days are to be taken shall be reasonably determined by Executive consistent with Executive's duties and obligations under this Agreement. Executive shall be entitled to carry forward up to fifteen (15) unused vacation days per year in the aggregate. Upon the execution of this Agreement, the Company shall also pay Executive for twenty (20) currently unused vacation days at his compensation rate in effect immediately prior to the date hereof.

         3.4 BUSINESS EXPENSES. During the term of Executive's employment under this Agreement and for as long thereafter as required pursuant to Article IV, the Company shall, in accordance with, and to the extent of, its uniform policies in effect from time to time, bear all ordinary and necessary business expenses incurred by Executive in performing Executive's duties as an executive officer of the Company, including, without limitation, all travel and living expenses while away from home on business in the service of the Company, home telephone expenses and entertainment expenses, provided that Executive accounts promptly for such expenses to the Company in the manner reasonably prescribed from time to time by the Company.

         3.5 AUTOMOBILE. The Company shall pay, or at Executive's election shall reimburse Executive for, all fees, taxes, costs and expenses relating to leasing, licensing, insuring and maintaining an automobile for the exclusive use by Executive and shall furnish gasoline in connection with any use of such automobile by Executive for Company purposes. Executive shall be responsible for all payments attributable to traffic violations relating to Executive's use of such automobile (other than such payments, or the portion thereof, covered by insurance on such automobile) and shall maintain the automobile in saleable condition at all times. Executive shall also be responsible for all costs of fuel related to his personal use of such automobile as well as all income tax liabilities incurred in connection with his personal use thereof.

         3.6 OFFICE AND FACILITIES. During the term of Executive's employment under this Agreement, the Company shall furnish Executive with office space, at least equivalent in size, quality, furnishings and in other respects to the office space provided as of the date of this Agreement, and full-time secretarial service, together with such other reasonable facilities and services as are suitable, necessary and appropriate.

         3.7 GRANT OF OPTIONS. The Company shall grant to Executive options to acquire 100,000 shares of the Company's common stock, no par value per share. Such options shall be granted pursuant to the Company's 1992 Stock Option Plan as evidenced by a grant agreement to be entered into between Executive and the Company simultaneously with the execution of this Agreement.

ARTICLE IV.  EARLY TERMINATION

         4.1 EARLY TERMINATION. Subject to the respective continuing obligations of the parties pursuant to Article V, this Article IV sets forth the terms for early termination of Executive's employment under this Agreement.


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         4.2      TERMINATION BY THE COMPANY FOR CAUSE. The Company may
terminate this Agreement for Cause. For purposes of this Agreement, "Cause" means (a) an act or acts of personal dishonesty taken by Executive and intended to result in substantial personal enrichment of Executive at the expense of the Company, (b) Executive's breach of any material covenant or agreement contained in this Agreement, (c) intentional failure or refusal by Executive to perform any of his duties and responsibilities hereunder, which failure or refusal is not remedied within a reasonable period after Executive's receipt of written notice of such failure or refusal from the Company, or (d) the willful engaging by Executive in illegal conduct that is materially and demonstrably injurious to the Company. For purposes of this paragraph 4.2, no act, or failure to act, on Executive's part shall be considered "dishonest," "willful" or "deliberate" unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to, the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

         Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive for purposes of determining a majority) at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth above in this paragraph 4.2 and specifying the particulars thereof in detail.

         4.3 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate Executive's employment under this Agreement for Good Reason in accordance with the ensuing provisions of this paragraph 4.3. Termination by Executive for "Good Reason" shall mean termination of employment based on any one or more of the following:

                  (a) An adverse change in Executive's status or position as President and Chief Executive Officer of the Company, including, without limitation, any adverse change in Executive's status or position as a result of a material diminution in Executive's duties, responsibilities or authority as of the date of this Agreement or the assignment to Executive of any duties or responsibilities which, in Executive's reasonable judgment, are inconsistent with Executive's status or position, or any removal of Executive from or any failure to reappoint or reelect Executive to such positions (except in connection with the termination of Executive's employment for Cause in accordance with paragraph 4.2 hereof or Disability or death in accordance with paragraph 4.4 hereof);

                  (b) A reduction by the Company in Executive's Base Salary as in effect immediately prior to the date of this Agreement or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any Plan under which Executive is covered immediately prior to the date of this Agreement, which adversely affects Executive;

                  (c) Without replacement by a Plan providing benefits to Executive equal to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any Plan in which Executive is participating immediately prior to the date of this Agreement or the taking of any action by the Company that would adversely affect Executive's participation or materially reduce Executive's benefits under any Plan;

                  (d) The Company's requiring Executive to be based anywhere other than the Minneapolis/St. Paul metropolitan area, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which Executive undertook on behalf of the Company prior to the date of this Agreement;

                  (e) The failure by the Company to obtain from any Successor an assent to this Agreement contemplated by paragraph 7.2; or

                  (f) Any breach of this Agreement by the Company other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within a reasonable period after the Company's receipt of notice thereof from the Executive.


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         Notwithstanding any other provision of this Agreement to the contrary, any termination by Executive of his employment for any reason during the sixty
(60) day period immediately following a Change-in-Control of the Company shall be a termination for Good Reason.

         4.4 TERMINATION IN THE EVENT OF DEATH OR DISABILITY. The term of Executive's employment under this Agreement shall terminate in the event of Executive's death or Disability.

         4.5 TERMINATION BY MUTUAL AGREEMENT. The parties may terminate Executive's employment under this Agreement at any time by mutual written agreement.

         4.6 NOTICE OF TERMINATION; DATE OF TERMINATION. The provisions of this paragraph 4.6 shall apply in connection with any early termination of Executive's employment under this Agreement pursuant to this Article IV.

                  (a) For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination. Any purported termination by the Company or by Executive pursuant to this Article IV (other than a termination by mutual agreement pursuant to paragraph 4.5 or death) shall be communicated by written Notice of Termination to the other party hereto.

                  (b) For purposes of this Agreement, "Date of Termination" shall mean: (1) if Executive's employment is terminated due to death, the last day of the month first following the month during which Executive's death occurs; (2) if Executive's employment is to be terminated for Disability, thirty (30) calendar days after Notice of Termination is given; (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, the date specified in the Notice of Termination; (4) if Executive's employment is terminated by mutual agreement of the parties, the date specified in such agreement; or (5) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) calendar days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by Executive in writing either in advance of, or after, receiving such Notice of Termination; provided, however, if within thirty (30) calendar days after giving of a Notice of Termination the recipient of the Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties, by final and binding arbitration or by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired or no appeal having been perfected). During the pendency of any such dispute and until the dispute is resolved in the manner provided in the immediately preceding sentence, the Company will continue to pay Executive all compensation and benefits to which he was entitled pursuant to Article III immediately prior to the time the Notice of Termination is given.

         4.7      COMPENSATION UPON TERMINATION, DEATH OR DURING DISABILITY.

                  (a) During any period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness, bodily injury or disease, Executive shall continue to receive all Base Salary and other compensation and benefits to which Executive is otherwise entitled under this Agreement and any Plan until Executive's Date of Termination.

                  (b) If Executive's employment under this Agreement is terminated on account of Disability or death, the Company shall, within ten (10) calendar days following the Date of Termination, pay any amounts due to Executive for Base Salary through the Date of Termination, together with any other unpaid and pro rata amounts to which Executive is entitled as of the Date of Termination pursuant to Article III hereof, including, without limitation, amounts which Executive is entitled under any Plan in accordance with the terms of such Plan, and further, including, without limitation, a pro rata portion (prorated through the Date of Termination) of any annual or long-term bonus or incentive payments (for performance periods in effect at the Date of Termination) to which Executive would have been entitled had Executive remained continuously employed through the end of such performance periods and continued to perform Executive's duties in the same manner as performed immediately prior to the Executive's death or disability.

                  (c) If Executive's employment under this Agreement is terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive the Base Salary through the Date of Termination and any amounts to which the Executive is entitled under any Plan in accordance with the terms of such Plan.


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                  (d)      If Executive's employment under this Agreement is
         terminated by the mutual agreement of the parties under paragraph 4.5, the Company shall provide Executive with the payments and benefits specified in the agreement.

                  (e) If, in breach of this Agreement, the Company terminates Executive's employment hereunder (it being understood that a purported termination for Disability or for Cause which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or if Executive terminates his employment hereunder for Good Reason for the unexpired term of this Agreement as determined in accordance with paragraph 2.3, unless earlier terminated pursuant to paragraph
         4.4 or paragraph 4.5, the Company shall, as liquidated damages for such breach:

                           (1)      continue to pay any amounts due to
                  Executive for Base Salary in accordance with paragraphs 3.1 at the annual rate in effect thereunder immediately prior to the Date of Termination (but determined without regard to any purported reduction in Base Salary which gave rise to such termination of employment) in the same manner as if Executive had remained continuously employed for the period of one (1) year;

                           (2) cause Executive's continued participation in all Plans in accordance with paragraph 3.2 of this Agreement as if Executive remained continuously employed with the Company throughout the period described in paragraph 4.7(e)(1) for all purposes, including without limitation grants, awards, accruals and vesting thereunder; provided, that, if such continued participation is not permissible under applicable law, the Company shall provide Executive with benefits substantially similar to those to which Executive would have been entitled under those Plans in which Executive's continued participation is not permissible; and

                           (3) continue to (i) provide Executive with paid vacation in accordance with paragraph 3.3 of this Agreement, (ii) bear business expenses of Executive in accordance with paragraph 3.4 with respect to matters reasonably undertaken by Executive on behalf of the Company, and (iii) provide Executive with Automobile in accordance with paragraph 3.5 of this Agreement, all in the same manner as if Executive had remained continuously employed throughout the period described in paragraph 4.7(e)(1);

         without regard to whether any such compensation or benefits referred to in clauses (1) through (3) of this subparagraph (e) constitute excess parachute payments for purposes of Section 280G of the Internal Revenue Code of 1986, as amended.

                  (f) The liquidated damages determined pursuant to subparagraph (e) shall be mitigated to the extent of Executive's "earned income" within the meaning of Section 911((d)(2)(A) of the Internal Revenue Code of 1986, as amended, during the remainder of the period with respect to which such liquidated damages are required to be paid.

ARTICLE V.  CONFIDENTIAL INFORMATION

         5.1 PROHIBITIONS AGAINST USE. Executive will not during or subsequent to the termination of Executive's employment under this Agreement use or disclose, other than in connection with Executive's employment with the Company, any Confidential Information to any person not employed by the Company or not authorized by the Company to receive such Confidential Information, without the prior written consent of the Company. Executive will use reasonable and prudent care to safeguard, protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this paragraph 5.1 will survive for as long as the Company in its sole judgment considers the information to be Confidential Information. The obligations under this paragraph 5.1 will not apply to any Confidential Information that is now or becomes generally available to the public through no fault of Executive or due to Executive's disclosure of any Confidential Information required by law or judicial or administrative process.


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ARTICLE VI.  NON-COMPETITION

         6.1 NON-COMPETITION. Subject to paragraph 6.2 and 6.3, Executive agrees that during the term of this Agreement and for a period of one (1) year following termination of employment for any reason, Executive will not, anywhere in the world, directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business as conducted during the term of the Agreement or as of the date of such termination of employment or with any part of the Company's contemplated business with respect to which Executive has Confidential Information as governed by Article V. For purposes of this clause (a), "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.

         6.2 EARLY TERMINATION. Notwithstanding paragraph 6.1, if Executive's employment terminates under circumstances which entitle him to receive liquidated damages for breach of this Agreement pursuant to paragraph 4.7(e) and the Company fails to provide Executive with any compensation or benefits due him pursuant to paragraph 4.7(e) and does not remedy such failure within ten (10) days after receipt of notice of such failure from Executive, the restrictions set forth in paragraph 6.1 shall cease to apply to Executive for the remainder of the period to which such restrictions would otherwise apply notwithstanding any subsequent remedy of such failure by the Company.

         6.3 JUDICIAL MODIFICATION. If any of the foregoing covenants are deemed by a court of competent jurisdiction to be unenforceable because of their scope or duration, or the area or subject matter covered thereby, the Company and Executive agree that the court making such determination shall have the power to reduce or modify the scope, duration, subject matter and/or area of such covenant to the extent that allows the maximum scope, duration, subject matter and area permitted by applicable law.

         6.4 COVENANT NOT TO RECRUIT. Executive recognizes that the Company's workforce constitutes an important and vital aspect of its business on a world-wide basis. Executive agrees that for a period of two (2) years following the termination of this Agreement for any reason whatsoever, he shall not solicit, or assist anyone else in the solicitation of, any of the Company's then-current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Executive may then be associated, affiliated or connected.

ARTICLE VII.  GENERAL PROVISIONS

         7.1 NO ADEQUATE REMEDY. Notwithstanding paragraph 4.7, the parties declare that it is impossible to accurately measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, other than a claim by Executive for a payment pursuant to paragraph 4.7, the party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not assert in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

         7.2      SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of any Successor of the Company, and any such Successor shall absolutely and unconditionally assume all of the Company's obligations hereunder. Upon Executive's written request, the Company will seek to have any Successor, by agreement in form and substance satisfactory to Executive, assent to the fulfillment by the Company of its obligations under this Agreement. Failure to obtain such assent at least three (3) business days prior to the time a person or entity becomes a Successor (or where the Company does not have at least three (3) business days' advance notice that a person or entity may become a Successor, within one (1) business day after having notice that such person or entity may become or has become a Successor) shall constitute Good Reason for termination by Executive of employment pursuant to paragraph 4.3. For purposes of this Agreement, "Successor" shall mean any corporation, individual, group, association, partnership, firm, venture or other entity or person that, subsequent to the date hereof, succeeds to the actual or practical ability to control (either immediately or with the passage of time), all or substantially all of the Company's business and/or assets, directly or indirectly, by merger, consolidation, recapitalization, purchase, liquidation, redemption, assignment, similar corporate transaction, operation of law or otherwise.

                  (b) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs,


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

         distributees, devisees and legatees. If Executive should die while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate. Executive may not assign this Agreement, in whole or in any part, without the prior written consent of the Company.

         7.3 DISPUTES. Any dispute, controversy or claim for damages arising under or in connection with this Agreement shall, in Executive's sole discretion, be settled exclusively by such judicial remedies as Executive may seek to pursue or by arbitration in Minneapolis, Minnesota by a panel of three (3) arbitrators in accordance with the rules of the American
Arbitration Association then in effect. Judgment may be entitled on the arbitrators' award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The
Company shall bear all costs and expenses, including attorney's fees, arising in connection with any arbitration proceeding pursuant to this paragraph 7.3. The Company shall be entitled to seek an injunction or restraining order in a court of competent jurisdiction to enforce the provisions of Article V and VI.

         7.4 NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be personally delivered or mailed postage prepaid, registered or certified U.S. mail, to any party at its address set forth on the last page of this Agreement. Either party may, by notice hereunder, designate a changed address. Any notice hereunder shall be deemed effectively given and received:
(a) if personally delivered, upon delivery; or (b) if mailed, on the registered date or the date stamped on the certified mail receipt.

         7.5 WITHHOLDING. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any comparable federal, state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to Executive under this Agreement as the Company (on the written advice of outside counsel) deems necessary.

         7.6 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         7.7 GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Minnesota (without regard to the conflict of laws rules or statutes of any jurisdiction), and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

         7.8 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         7.9 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

         7.10 MODIFICATION. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

         7.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

         7.12 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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

         7.13 SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Executive's employment hereunder (including, without limitation, the provisions of paragraph 4.7 (relating to compensation)) or beyond the termination of this Agreement (including, without limitation, the provisions of paragraph 5.1 (relating to confidential information) and Article VI (relating to non-competition)), shall continue in full force and effect notwithstanding Executive's termination of employment hereunder or the termination of this Agreement, respectively.

         7.14 ATTORNEYS' FEES. The Company shall reimburse Executive for all reasonable attorneys' fees incurred by Executive in negotiating this Agreement; provided, however, that such reimbursement obligation shall not exceed $2,500.

         IN WITNESS WHEREOF, the parties hereto have caused this Executive Employment Agreement to be duly executed and delivered as of the day and year first above written.

EXECUTIVE                                           COMPANY

                                                           PHOTRAN CORPORATION


                                                 By
--------------------------                         ----------------------------
Paul T. Fink                                                      Its Chairman

Address:                                            Address:
----------------------------                        21875 Grenada Avenue
----------------------------                        Lakeville, Minnesota  55044


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